                                                                  EXHIBIT 4.1(F)


              THIS DOCUMENT IS SUBJECT TO A CONFIDENTIAL TREATMENT
                      REQUEST PURSUANT TO RULE 24B-2 UNDER
                 THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                            AMENDMENT AGREEMENT NO. 6
                             TO CREDIT AGREEMENT AND
                      EQUITY APPRECIATION RIGHTS AGREEMENT

         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 10th day of May, 2002, by and among INSTEEL INDUSTRIES, INC., a North Carolina corporation (herein called the "Borrower"), BANK OF AMERICA, N.A., a national banking association (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated January 31, 2000 as amended by the Amendment Agreement No. 1 to Credit Agreement dated January 12, 2001, by the Supplement to Amendment Agreement No. 1 to the Credit Agreement effective January 12, 2001, by the Amendment Agreement No. 2 to Credit Agreement dated May 21, 2001, by Amendment Agreement No. 3 to Credit Agreement dated August 9, 2001, by Amendment Agreement No. 4 to Credit Agreement dated November 16, 2001 and by Amendment Agreement No. 5 to Credit Agreement dated January 28, 2002 (collectively the "Agreement"), and the Equity Appreciation Rights Agreement dated May 21, 2001 (the "EAR Agreement"), among the Borrower, the Agent, and the Lenders, and the UNDERSIGNED LENDERS.


                              W I T N E S S E T H:


         WHEREAS, the parties hereto have entered into the Agreement pursuant to which the Lenders have agreed to make loans to the Borrower as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that the Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that the Lenders further amend the Agreement and amend the EAR Agreement in the manner described herein; and

         WHEREAS, the Lenders are willing to further amend the Agreement and amend the EAR Agreement subject to the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. Definitions. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. The term "EAR Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the EAR Agreement as hereinafter amended and modified. Unless the context otherwise requires, other than paragraph 6, all terms used herein without definition shall have the definition provided therefor in the Agreement. Unless the context requires otherwise, all terms used herein in paragraph 6 without definition shall have the definition provided therefor in the EAR Agreement.

         2. Amendment to Agreement. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of the date of this Amendment No. 6 as follows:

                  (a) Section 1.1 is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

                           "`Amendment No. 6' means Amendment Agreement No. 6 to
                  Credit Agreement and Equity Appreciation Rights Agreement which Amendment No. 6 is dated May 10, 2002;"

                           "`Applicable Period' means, (x) with respect to the
                  calculation of Consolidated EBITDA for purposes of determining the Applicable Margin, the Four-Quarter Period most recently ended for which the Borrower has delivered a certificate pursuant to Section 9.1(a)(ii) and (b)(ii), (y) with respect to the calculation of Consolidated EBITDA for purposes of determining Excess EBITDA at any date, the Fiscal Year ending on such date, and (z) with respect to the calculation of Consolidated EBITDA for purposes of determining compliance with Section 10.1(b) as at each of the dates set forth below, the following periods of time ending at such date:

                  Date                                Applicable Period
                  June 1, 2002                    The 1 month period then ended
                  June 29, 2002                   The 2 month period then ended
                  August 3, 2002 and each         The 3 month period then ended
                  fiscal month end
                  thereafter "

                           "`Excess EBITDA' means, for each of the Applicable
                  Periods set forth below, 75% of the amount by which Consolidated EBITDA exceeds the amount set forth below opposite each such period:

                  Applicable Period                             Amount
                  Fiscal Year ending
                  September 28, 2002                          $21,051,800

                  Fiscal Year ending
                  September 27, 2003                          $16,654,000"

                  (b) The definition of "Applicable Margin" in Section 1.1 is hereby further amended in its entirety so that as amended it shall read as follows:

                           "`Applicable Margin' means (a) with respect to the
                  Revolving Credit Facility, the following percentages per annum based upon the Consolidated Leverage Ratio for the Applicable Period as set forth in the most recent compliance certificate received by the Agent:


                                         Pricing                                         Applicable
                                          Level        Consolidated Leverage Ratio         Margin
                                          -----        ---------------------------       ----------
                                            1                    < 4.00:1                   2.00%
                                                                 -
                                            2             >4.00:1 but < 4.50:1              2.50%
                                                                      -
                                            3              >4.50:1 but < 5.00:1             3.00%
                                                                       -
                                            4                    >5.00:1                    3.50%

                                    Any increase or decrease in the Applicable
                                    Margin resulting from a change in the
                                    Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a compliance certificate is delivered pursuant to Section 9.1(a); provided, however, that if a compliance certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such compliance certificate was required to have been delivered. The Applicable Margin in effect from May 6, 2002 through July 15, 2002 shall be determined based upon Pricing Level 2, and

                  (b) with respect to the Term Loan Credit Facility, 7% per annum for any Term Loan Outstandings in excess of $40,635,000 and for each of the periods set forth below that percent per annum set forth opposite each such period for all other Term Loan Outstandings:

                                                    Period                         Applicable Margin
                                   May 6, 2002 through December 31, 2002                 3.75%

                                   January 1, 2003 through October 15, 2003              4.00%


                  (c)      The definition of "Consolidated EBITDA" in Section
         1.1 is hereby amended in its entirety so that as amended it shall read as follows:


                           "`Consolidated EBITDA' means, with respect to the Borrower and its Subsidiaries for any Applicable Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus any losses or minus any gains associated with the closing, restructuring, sale, lease, transfer or other disposition of any assets related to the Jacksonville, Florida, Fredericksburg, Virginia, Andrews, South Carolina and Gallatin, Tennessee facilities, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation, (vi) Amendment Fees payable to Lenders when and to the extent actually paid and other actual cash expenses paid in each case in connection with Amendment No. 6, the aggregate of such fees and expenses not to exceed $[*], all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis."

                  (d)      The definition of "Stated Termination Date" in
         Section 1.1 is hereby further amended in its entirety so that as amended it shall read as follows:

                           "`Stated Termination Date' means October 15, 2003."

                  (e)      The definition of "Term Loan Maturity Date" in
         Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Term Loan Maturity Date' means October 15, 2003."

                  (f) The definition of "Total Revolving Credit Commitment" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Total Revolving Credit Commitment' means
                           $50,000,000 and shall be subject to reduction from time to time in accordance with Section 2.2(e) and subject to further reduction by $8,000,000 on the earlier to occur of (i) the Asset Disposition of the Andrews, South Carolina facility and (ii) July 31, 2002."

                  (g) Section 2.1(c) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(c) Payment of Principal. The principal amount of
                  the Term Loan shall be repaid in monthly installments on the dates and in the amounts set forth below:

                                           Date                                  Amount
                                           ----                                  ------
                                       May 31, 2002                             $300,000
                                       June 30, 2002                            $300,000
                                       July 31, 2002                            $700,000
                                       August 31, 2002                          $700,000
                                       September 30, 2002                       $700,000

--------
  [*] Confidential portion has been omitted and filed separately with the Commission.

                                       October 31, 2002                         $100,000
                                       November 30, 2002                        $100,000
                                       December 31, 2002                        $100,000
                                       January 31, 2003                         $200,000
                                       February 28, 2003                        $200,000
                                       March 31, 2003                           $200,000
                                       April 30, 2003                           $300,000
                                       May 31, 2003                             $300,000
                                       June 30, 2003                            $300,000
                                       July 31, 2003                            $400,000
                                       August 31, 2003                          $400,000
                                       September 30, 2003                       $400,000

                  provided, however, that the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date."

                  (h) Section 2.1(e) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(e)     Mandatory Prepayments. In addition to the
                  required payments of principal of the Term Loan set forth in
                  Section 2.1(c) and any optional payments of principal of the Term Loan or reductions of the Revolving Credit Facility effected under Section 2.1(d) or Section 2.2(e), the Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment from the proceeds of (i) each private or public offering of equity securities of the Borrower or any Subsidiary (other than securities issued to the Borrower or a Guarantor) in an amount equal to fifty percent (50%) of the Net Proceeds of each issuance of equity securities of the Borrower or any Subsidiary (including without limitation any security not constituting Indebtedness exchangeable, exercisable or convertible for or into equity securities),
                  (ii) the issuance of any Indebtedness for Money Borrowed permitted by the Required Lenders, in an amount equal to one hundred percent (100%) of the Net Proceeds from the issuance of such Indebtedness excluding Indebtedness permitted to be issued under Section 10.5(a), (iii) each Asset Disposition permitted under Section 10.6(b), (c), (f) and (g) in an amount equal to one hundred percent (100%) of the Net Proceeds of such Asset Disposition, (iv) one hundred percent (100%) of the amount of any Price Adjustment received by the Borrower, (v) one hundred percent (100%) of the amount of any tax refund from all federal, state and local tax returns filed by the Borrower and each of its Subsidiaries, and (vi) seventy-five percent (75%) of the Excess EBITDA, each such prepayment (other than Excess EBITDA) to be made within fifteen (15) Business Days of receipt of such proceeds, and with respect to
                  (vi), within fifteen (15) Business Days after the delivery of the financial statements pursuant to Section 9.1(a), and upon not less than five (5) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment; provided, that the required

                  Excess EBITDA payment due within such 15 day period shall be an amount equal to the sum of cash and cash equivalents of the Borrower and its Subsidiaries and availability under the Revolving Credit Facility minus $8,500,000, with the balance of such Excess EBITDA to be due and payable in three equal installments on the first Business Day of April, May and June.

                           The Agent shall give each Lender, within one (1)
                  Business Day, telefacsimile notice of each notice of prepayment described in this Section 2.1(e). All mandatory prepayments made pursuant to this Section 2.1(e) shall be applied (i) to installments of principal of the Term Loan in inverse order of their maturities (as adjusted to give effect to any prior payments or prepayments of principal), and (ii) in the event that the Term Loan shall have been fully repaid, to the Revolving Credit Outstandings; provided that the Total Revolving Credit Commitment shall not be permanently reduced by any such prepayment except that prepayments of Revolving Credit Outstandings pursuant to Section 2.1(e)(iii) above shall permanently reduce the Total Revolving Credit Commitment by the amount of such prepayment.

                           Notwithstanding the foregoing, (x) the Net Proceeds
                  received from the sale of Inventory, other than in the ordinary course of business, or Accounts Receivable shall be applied as repayments of the Revolving Credit Outstandings to permanently reduce the Total Revolving Credit Commitment, and
                  (y) the Net Proceeds received from the Asset Disposition of the Andrews, South Carolina facility shall be applied in the following manner: first, $1,400,000 shall be applied as a prepayment to the Term Loan Outstandings, and second, the remaining Net Proceeds from such Asset Disposition shall be applied as repayments of the Revolving Credit Outstandings."

                  (i) Section 9.1(g) is amended in its entirety so that as amended it shall read as follows:

                           "(g)     as soon as practicable and in any event
                           within 15 days after the end of each fiscal month deliver to the Agent (i) an Accounts Receivable trial balance aged from the date of invoice, (ii) an accounts payable trial balance aged from the date of invoice, (iii) a list of the Inventory summarized as required by the Agent, and (iv) a compliance certificate of an Authorized Representative demonstrating compliance with Sections 10.1(a) and
                           (b), each of the foregoing to be in form and detail acceptable to the Agent;"

                  (j) Section 10.1(a) is amended in its entirety so that as amended it shall read as follows:

                           "(a)     Consolidated Net Worth. Permit Consolidated
                           Net Worth to be less than (i) $25,000,000 and (ii) as at the last day of each fiscal quarter of the Borrower ending after March 30, 2002 and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the computation for the quarter ended March 30, 2002, $25,000,000, plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments."

                  (k) Section 10.1(b) is amended in its entirety so that as amended it shall read as follows:

                           "(b)     Consolidated EBITDA. Permit Consolidated
                  EBITDA for each of the Applicable Periods ending on the dates set forth below to be less than the amount set forth opposite each such date:

                            APPLICABLE PERIOD                              AMOUNT
                            ------------------                             ------
                            June 1, 2002                                 $1,253,000
                            June 29, 2002                                 2,493,000
                            August 3, 2002                                4,108,000
                            August 31, 2002                               4,138,000
                            September 28, 2002                            4,021,000
                            November 2, 2002                              3,878,000
                            November 30, 2002                             3,343,000
                            December 28, 2002                             2,659,000
                            February 1, 2003                              2,170,000
                            March 1, 2003                                 2,286,000
                            March 29, 2003                                2,859,000
                            May 3, 2003                                   3,254,000
                            May 31, 2003                                  3,447,000
                            June 28, 2003                                 3,603,000
                            August 2, 2003                                3,675,000
                            August 30, 2003                               3,823,000
                            September 27, 2003                            3,749,000


                  (l) Section 10.3 is hereby amended in its entirety so that as amended it shall read as follows:

                           "Capital Expenditures. Make or become committed to make Capital Expenditures which exceed in the aggregate $2,000,000 for the Fiscal Year 2002, and $3,000,000 for the Fiscal Year 2003."

         3. Subsidiary Consents. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and (ii) confirming its guarantee of payment of all the Obligations.

         4. Representations and Warranties. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties made by Borrower in Article VIII of the Agreement are true on and as of the date hereof except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to
         Section 9.1;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 9.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) After giving effect to this Amendment Agreement (including the waivers by the Lenders set forth herein), no event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         5. Deferral of Amendment Fee under Amendment No. 5. The provisions regarding the Amendment Fee as set forth in paragraph 5 of Amendment No. 5 are modified as follows: (i) payment of $[*] is due on each of July 31, 2002, October 31, 2002 and January 31, 2003 and (ii) payment of $[*] is due on April 30, 2003. In the event all Obligations have been paid in full prior to the date each payment shall be due, payment of such fees shall be waived.

         6. Amendment to EAR Agreement. Subject to the conditions set forth herein, the EAR Agreement is hereby amended, effective as of the date of this Amendment No. 5 as follows:

                  (a) Section 1.01 is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:


--------
  [*] Confidential portion has been omitted and filed separately with the Commission.

                           "Amendment No. 6" means Amendment Agreement No. 6 to
                  Credit Agreement and Equity Appreciation Rights Agreement which Amendment No. 6 is dated May 6, 2002;"

                  (b) The definition of "Exercise Period" in Section 1.01 is hereby amended in its entirety so that as amended it shall read as follows:

                           "Exercise Period" means the period (a) beginning and
                  ending in the case of Section 2.02(b) and (c), upon payment in full of all the Loans or (b) beginning on the earlier to occur of (i) July 15, 2003 or (ii) occurrence of an Event of Default under the Credit Agreement and ending on July 15, 2005;"

                  (c) Section 2.02(a) is hereby amended in its entirety so that as amended is shall read as follows:

                           "(a)     The Borrower agrees to pay to the Agent for
                   the benefit of the Lenders the Rights Fee not later than ninety (90) days next following the Exercise Date, provided the Agent shall have given the Borrower notice of the Exercise Date within ten (10) business days next following delivery by the Borrower to the Agent of the financial information required to be delivered to the Agent pursuant to Section 9.1 of the Credit Agreement for the period ending on such Exercise Date. The Rights Fee shall be in a maximum amount of $[*] but in no event less than the greater of

                                    (i)      [*]; or

                                    (ii)    $[*];

                  (d) Section 2.02(b) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(b)     In the event all Obligations (as defined in
                  the Credit Agreement) have been paid in full by April 15, 2003 and the Facility Termination Date (as defined in the Credit Agreement) shall have occurred by April 15, 2003, the Rights Fee shall be $[*];"

                  (e) Section 2.02(c) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(c)     In the event all Obligations (as defined in
                  the Credit Agreement) have not been paid in full by April 15, 2003 but are paid in full by July 15, 2003 and the Facility Termination Date (as defined in the Credit Agreement) shall have


--------
  [*] Confidential portion has been omitted and filed separately with the Commission.

                  occurred by July 15, 2003, the Rights Fee shall be in a maximum amount of $[*] but in no event less than the greater of:

                                    (i)     [*]; or

                                    (ii)    $[*]; and"

         7. Conditions. This Amendment Agreement shall become effective upon the Borrower delivering or causing to be delivered to the Agent the following:

                  (i) five (5) counterparts of this Amendment Agreement duly executed by the Borrower, the Agent and the Required Lenders and consented to by each of the Subsidiaries;

                  (ii) copy of resolutions adopted by the Board of Directors of the Borrower and each Guarantor approving this Amendment Agreement and authorizing its execution certified by the Secretary or Assistant Secretary to be a true and correct copy duly adopted; and

                  (iii) all other fees and expenses, including the Agent's fees, due in connection with this Amendment Agreement.

         8. Acknowledgment; Release. The Borrower and the Guarantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Agreement and any other Loan Documents which evidence, guaranty or secure the Obligations. The Borrower and the Guarantors hereby release and forever discharge the Agent, the Lenders and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

         9. Costs and Expenses. The Borrower agrees to pay all costs and expenses associated with the preparation, due diligence, administration and enforcement of all documentation executed in connection with the Amendment Agreement, including without limitation, the legal fees and out-of-pocket expenses of counsel to the Agent. The Borrower also agrees to pay the expenses of the Agent and the Lenders in connection with Collateral review, field audits and retention of consultants.

         10. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject


--------
  [*] Confidential portion has been omitted and filed separately with the Commission.

matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         11. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                            BORROWER:

                                            INSTEEL INDUSTRIES, INC.
WITNESS:

/s/ Howard O. Woltz Sr.                     By: /s/ H.O. Woltz III
---------------------------------              --------------------------------
Print Name: Howard O. Woltz Sr.             Name: H.O. Woltz III
           ----------------------                ------------------------------
                                            Title:  President
                                                  -----------------------------

/s/ Michael C. Gazmarian
---------------------------------
Print Name: Michael C. Gazmarian
            ---------------------

                                            GUARANTORS:

                                            INSTEEL WIRE PRODUCTS COMPANY
                                            INTERCONTINENTAL METALS CORPORATION
                                            FLORIDA WIRE AND CABLE, INC.

WITNESS:

/s/ Howard O. Woltz Sr.                     By: /s/ H.O. Woltz III
--------------------------------                -------------------------------
Print Name: Howard O. Woltz Sr.             Name: H.O. Woltz III
           ---------------------                  -----------------------------
                                            Title: President
                                                  -----------------------------
/s/ Michael C. Gazmarian
--------------------------------
Print Name: Michael C. Gazmarian
            --------------------

                                 BANK OF AMERICA, N.A., as Agent for the Lenders



                                 By: /s/ Michael J. Fey
                                     ------------------------------------------
                                 Name: Michael J. Fey
                                       ----------------------------------------
                                 Title: Senior Vice President
                                        ---------------------------------------



                                 BANK OF AMERICA, N.A., as a Lender



                                 By: /s/ Michael J. Fey
                                     ------------------------------------------
                                 Name: Michael J. Fey
                                       ----------------------------------------
                                 Title: Senior Vice President
                                       ----------------------------------------

                                    BRANCH BANKING AND TRUST COMPANY


                                    By: /s/ Richard C.F. Spencer
                                        ---------------------------------------
                                    Name:  Richard C.F. Spencer
                                          -------------------------------------
                                    Title: Senior Vice President
                                           ------------------------------------

                                      WACHOVIA BANK, NATIONAL ASSOCIATION


                                      By: /s/ Elizabeth D. Morris
                                          -------------------------------------
                                      Name:  Elizabeth D. Morris
                                             ----------------------------------
                                      Title:  Director
                                              ---------------------------------

                                    PNC BANK, N.A., as attorney in fact for
                                    NATIONAL BANK OF CANADA

                                    By: /s/ Jay Stein
                                       -------------------------------------
                                    Name:  Jay Stein
                                         -----------------------------------
                                    Title: Vice President
                                           ---------------------------------